Filed Pursuant to Rule 424(b)(2)
Registration No. 333-228179-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
4.125% Mortgage Bonds, Series 2019 due 2049	$400,000,000	99.454%	$397,816,000	$48,215.30

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required in connection with this filing against the $136,950 registration fee previously paid by the Registrant in connection with unsold securities registered under the Registration Statement on Form S-3 (Registration No. 333-223601) (the “Prior Registration Statement”), which was initially filed on March 12, 2018. Pursuant to Rule 457(p) under the Securities Act, the $48,215.30 registration fee (the “Current Registration Fee”) currently due in connection with this filing is offset against the $136,950 registration fee for such unsold securities registered under the Prior Registration Statement. After application of the Current Registration Fee due for this offering, $88,734.70 remains available for future registration fees. Accordingly, no filing fee is being paid at this time.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 5, 2018)

$400,000,000

Kansas City Power & Light Company

4.125% Mortgage Bonds, Series 2019 due 2049

Kansas City Power & Light Company is offering $400,000,000 aggregate principal amount of 4.125% Mortgage Bonds, Series 2019 due 2049 (the “Bonds”). The per annum interest rate on the Bonds will be 4.125%. Interest on the Bonds will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The Bonds will mature on April 1, 2049. The Bonds may be redeemed at any time in whole or from time to time in part at the applicable redemption price specified in this prospectus supplement.

The Bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Bonds are secured by the lien of the Mortgage Indenture (as defined herein) and will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. The lien of the Mortgage Indenture is discussed under “Description of General Mortgage Bonds — Security and Priority” in the accompanying prospectus. The Bonds will not be listed on any securities exchange or included in any automated dealer quotation system. Currently, there is no public market for the Bonds.

Investing in the Bonds involves risks that are described in the sections entitled “Risk Factors ” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus.

	Price to the Public(1)	Underwriting Discount	Proceeds to Kansas City Power & Light Company Before Expenses
Per Bond	99.454%	0.875%	98.579%
Total Bonds	$397,816,000	$3,500,000	$394,316,000

(1)	Plus accrued interest from March 27, 2019, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about March 27, 2019.

Joint Book-Running Managers

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC	SunTrust Robinson Humphrey

Co-Managers

UMB Financial Services, Inc.

MFR Securities, Inc.	The Williams Capital Group, L.P.

Prospectus Supplement dated March 18, 2019

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus dated November 5, 2018, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the securities we may offer under the registration statement of which this prospectus supplement and the accompanying prospectus form a part and gives more general information, some of which may not apply to the Bonds offered hereby.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We expect to deliver the Bonds against payment for the Bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement (“T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus supplement or the next four succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Before you invest in the Bonds, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

As described in more detail under “Where You Can Find More Information,” we, our parent company, Evergy, Inc. (“Evergy”), and another wholly-owned subsidiary of Evergy, Westar Energy, Inc. (“Westar Energy”), separately file combined annual and quarterly reports and, at times, combined current reports. However, only the information related to KCP&L and its consolidated subsidiaries is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not rely on any information relating solely to Evergy or its consolidated subsidiaries (other than KCP&L and its consolidated subsidiaries and the information provided separately by KCP&L or its consolidated subsidiaries) in determining whether to invest in the Bonds. The Bonds are not guaranteed by Evergy or any of its other or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture (as defined herein) or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture, complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Kansas City Power & Light,” “KCP&L,” the “Company,” “we,” “us” or “our” in this prospectus supplement or the accompanying prospectus or when we otherwise refer to ourselves herein or therein, we mean Kansas City Power & Light Company and not any of its subsidiaries or other affiliates, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include:

•	future economic conditions and any related impact on sales, prices and costs;

•	prices and availability of electricity in wholesale markets;

•	market perception of the energy industry and the Company;

•	changes in business strategy or operations;

•

the impact of unpredictable federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry;

•	decisions of regulators regarding rates that the Company can charge for electricity;

•

changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal;

•	changes in the energy trading markets in which the Company participates, including retroactive repricing of transactions by regional transmission organizations and independent system operators;

•	the impact of climate change, including reduced demand for coal-based energy because of actual or perceived climate impacts and the development of alternate energy sources;

•

financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs;

•	impairments of long-lived assets or goodwill;

•	credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments;

•	impact of terrorist acts, including cyber terrorism;

•	ability to carry out marketing and sales plans;

•	weather conditions, including weather-related damage and the impact on sales, prices and costs;

•	cost, availability, quality and timely provision of equipment, supplies, labor and fuel;

•	the inherent uncertainties in estimating the effects of weather, economic conditions, climate change and other factors on customer consumption and financial results;

•	ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages;

•	delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects;

•	the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks;

•	workforce risks, including increased costs of retirement, health care and other benefits; and

•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. In addition, actual results may differ materially from those contemplated in any forward-looking statement due to the other risk factors discussed under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus supplement and should be read with the same care. Information that we file later with the SEC that is incorporated by reference into this prospectus supplement will automatically update and supersede this information. We are incorporating by reference into this prospectus supplement the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering of the Bonds is completed (except to the extent that any information contained in such filings is deemed “furnished” and not “filed” pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019; and

•	Our Current Reports on Form 8-K filed with the SEC on February 15, 2019 and March 14, 2019.

We, our parent company, Evergy, and another wholly-owned subsidiary of Evergy, Westar Energy, separately filed the combined Annual Report on Form 10-K and, as applicable, the Current Reports on Form 8-K listed above. However, the information contained in the combined reports relating solely to our parent and its consolidated subsidiaries (other than KCP&L and its consolidated subsidiaries) was separately filed by Evergy on its behalf, the information contained in the combined reports relating solely to Westar Energy and its consolidated subsidiaries was separately filed by Westar Energy on its behalf and the information contained in the combined reports relating solely to KCP&L and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference into this prospectus supplement the information relating to Evergy and its subsidiaries (other than KCP&L and its consolidated subsidiaries and the information provided separately by KCP&L or its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than KCP&L and its consolidated subsidiaries) contained in such combined reports. The only information you should rely upon in determining whether to invest in the Bonds offered hereby is the information of KCP&L and its consolidated subsidiaries contained in this prospectus supplement and the accompanying prospectus, the information separately provided by KCP&L and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of Bonds described in this prospectus supplement and the accompanying prospectus.

Our website is www.kcpl.com. Information contained on our website is not incorporated herein. We make available, free of charge, on or through the Investor Relations tab on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Kansas City Power & Light Company, 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: (816) 556-2200), Attention: Corporate Secretary, or by contacting us on our website.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Our Company

Kansas City Power & Light Company, a Missouri corporation incorporated in 1922 and headquartered in Kansas City, Missouri, is an integrated, regulated electric utility that engages in the generation, transmission, distribution and sale of electricity. As of December 31, 2018, we served approximately 549,900 customers located in western Missouri and eastern Kansas. Our customers included approximately 485,300 residences, 62,600 commercial firms, and 2,000 industrials, municipalities and other electric utilities as of December 31, 2018. Our retail revenues averaged approximately 92% of our total operating revenues over the last three years. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of our revenues. We are significantly impacted by seasonality with approximately one-third of our retail revenues recorded in the third quarter. Missouri and Kansas jurisdictional retail revenues averaged approximately 57% and 43%, respectively, of total retail revenues over the last three years.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105, and our telephone number is (816) 556-2200.

Recent Developments

On March 14, 2019, we completed the collateralization of six separate series of our unsecured notes (in the aggregate principal amount of $1.9 billion) (the “Collateralization”) by delivering general mortgage bonds under the Mortgage Indenture (in the aggregate principal amount of $1.9 billion) to the unsecured note trustees for the benefit of the holders of each series of unsecured notes (collectively, the “Collateralized Notes”). As a result of the Collateralization, the Collateralized Notes will be secured by the lien of the Mortgage Indenture and will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. As of the date of this prospectus supplement, without giving effect to the Bonds offered hereby or the intended use of proceeds thereof, we had approximately $2.4 billion aggregate principal amount of general mortgage bonds outstanding (including the Collateralized Notes).

The Offering

The following summary contains basic information about the Bonds. It does not contain all the information that is important to you. For a more complete understanding of the Bonds, please refer to the section of this prospectus supplement entitled “Description of the Bonds” and the section of the accompanying prospectus entitled “Description of General Mortgage Bonds” and the information included or incorporated and deemed to be incorporated by reference herein and therein before making an investment decision.

Issuer	Kansas City Power & Light Company

Bonds Offered	We are offering $400,000,000 aggregate principal amount of 4.125% Mortgage Bonds, Series 2019 due 2049.

Maturity Date	The Bonds will mature on April 1, 2049.

Interest	The per annum interest rate on the Bonds will be 4.125%.

Interest Payment Dates	Interest on the Bonds will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019.

Ranking and Security	The Bonds will be secured by the lien of the Mortgage Indenture and will rank equally and ratably (except as to sinking fund and other analogous funds established for the benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. As of the date of this prospectus supplement, without giving effect to the Bonds offered hereby or the intended use of proceeds thereof, we had approximately $2.4 billion aggregate principal amount of general mortgage bonds outstanding (including the Collateralized Notes).

Optional Redemption	We will have the right to redeem the Bonds at any time prior to October 1, 2048 (the date that is six months prior to the maturity date of the Bonds (the “Par Call Date”)), in whole or from time to time in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date. See “Description of the Bonds — Optional Redemption” in this prospectus supplement.

We will have the right to redeem the Bonds, at any time on or after the Par Call Date, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date. See “Description of the Bonds — Optional Redemption” in this prospectus supplement.

Form of Bonds	One or more global securities held in the name of The Depository Trust Company (“DTC”) or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	Subject to the limits contained in the Mortgage Indenture that are described under “Description of the Bonds — Basis for Issuance of the Bonds” and the limits described under “Description of the Bonds — Ranking and Security” in this prospectus supplement, we may, at any time, without consent of the holders of the Bonds, create and issue additional general mortgage bonds under the Mortgage Indenture ranking equally and ratably with, and having the same terms (except for the price to the public, the issue date and the first interest payment date, as applicable), as the Bonds offered hereby. Any such additional general mortgage bonds, together with the Bonds offered hereby, will constitute a single series of general mortgage bonds under the Mortgage Indenture; provided that if any such additional general mortgage bonds are not fungible for U.S. federal income tax purposes with the Bonds offered hereby, such additional general mortgage bonds will be issued under a separate CUSIP number.

Basis for Issuance of Bonds	We will issue the Bonds under the Mortgage Indenture based upon retirement of previously issued general mortgage bonds. See “Description of General Mortgage Bonds — Security and Priority — Issuance of Additional Mortgage Bonds” in the accompanying prospectus. As of December 31, 2018, and after taking into account the Collateralization, we could issue under the Mortgage Indenture:

•	based upon the value of unbonded bondable property, up to approximately $4.8 billion of additional general mortgage bonds; and

•	based upon retirements of previously issued general mortgage bonds, up to $400.0 million of additional general mortgage bonds (none remaining after giving effect to this offering).

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated expenses of this offering, are expected to be approximately $393.5 million. We intend to use the net proceeds from this offering to repay at maturity $400 million aggregate principal amount of our outstanding 7.15% Mortgage Bonds, Series 2009A due 2019.

Risk Factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Bonds.

No Listing of the Bonds	We do not intend to list the Bonds on any securities exchange or seek their quotation on any automated dealer quotation system.

Mortgage Trustee	UMB Bank, N.A.

Summary Consolidated Financial Data

The following consolidated summary financial data for the years ended December 31, 2016 through December 31, 2018 have been derived from our audited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. The information set forth below is qualified in its entirety by reference to, and therefore should be read together with, the relevant management’s discussion and analysis of financial condition and results of operations, financial statements and related notes and other financial information incorporated by reference herein.

	Year Ended December 31,
	2018	2017	2016
	($ in millions)
Income Statement Data:
Operating revenues	$1,823.1	$1,890.7	$1,875.4
Operating expenses	1,413.3	1,404.3	1,356.1

Operating income	$409.8	$486.4	$519.3

Net income	$162.9	$179.8	$225.0

Cash Flow Data:
Cash flows from operating activities	$657.7	$610.9	$623.3
Cash flows used in investing activities	(433.9)	(471.0)	(451.5)
Cash flows used in financing activities	(223.4)	(142.2)	(169.6)

Other Financial Data:
Depreciation and amortization	$281.3	$266.3	$247.5
Amortization of nuclear fuel	26.2	32.1	26.6
Additions to property, plant and equipment	430.7	468.6	447.9

RISK FACTORS

An investment in the Bonds is subject to various risks. These risks should be considered carefully with the information provided elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Bonds. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” and “Cautionary Statements Regarding Certain Forward-Looking Information” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2018 for a description of additional uncertainties associated with our business, results of operations and financial condition and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Indebtedness — Our indebtedness could adversely affect our ability to fulfill our obligations under the Bonds.

Our consolidated indebtedness and debt service obligations are significant. Our consolidated interest expense was $133.7 million for the year ended December 31, 2018. As of December 31, 2018, our total consolidated long-term debt, including current maturities, was $2.5 billion, excluding contractual obligations and other commitments, and our total shareholder’s equity was $2.5 billion. We may incur additional short-term and long-term debt from time to time to finance our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital or capital expenditures or for other general corporate purposes, subject to the restrictions contained in our master credit agreement that governs our senior unsecured revolving credit facility and in any other agreements under which we incur debt. The Mortgage Indenture does not, in general, restrict our ability to incur additional debt or to guarantee debt of our affiliates.

Our debt could have important consequences to holders of the Bonds, including the following:

•

we are required to use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our consolidated cash flow to fund our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital and capital expenditures and for other general corporate purposes;

•

if prevailing interest rates increase, our interest expense could increase because any borrowings under our senior unsecured revolving credit facility and under our commercial paper program and certain tax-exempt bonds on which we are obligated will bear interest at floating rates;

•

our leverage increases our vulnerability to economic downturns, and adverse competitive and industry conditions could place us at a competitive disadvantage compared to those of our competitors that are less leveraged; and

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or raise capital in the future and implement our business strategies.

No Guarantees — Our parent company is not guaranteeing the Bonds and you should not rely upon information relating to our parent company in determining whether to invest in the Bonds.

As described in more detail under “Where You Can Find More Information,” we and our parent company, Evergy, separately file combined annual and quarterly reports and, at times, combined current reports. However, only the information related to KCP&L and its consolidated subsidiaries is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not rely on any information relating solely to Evergy or its subsidiaries (other than KCP&L and its subsidiaries or information provided separately by KCP&L or its consolidated subsidiaries) in determining whether to invest in the Bonds. The Bonds are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture, complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

No Prior Market for the Bonds — There is no prior market for the Bonds, and if a market develops, it may not be liquid and prices of the Bonds may vary.

We do not intend to list the Bonds on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure holders of the Bonds that any liquid market for the Bonds will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in Bonds following this offering. However, the underwriters have no obligation to make a market in the Bonds and they may stop at any time. Further, there can be no assurance as to the liquidity of any market that may develop for the Bonds, holders’ ability to sell their Bonds or the price at which holders will be able to sell their Bonds. Future trading prices of the Bonds will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Bonds and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Bonds;

•	the outstanding amount of the Bonds;

•	the terms related to optional redemption of the Bonds; and

•	the level, direction and volatility of market interest rates generally.

Our credit ratings and ratings on the Bonds may be decreased, suspended or withdrawn and may not reflect all risks of your investment in the Bonds.

KCP&L and certain of its securities are rated by Moody’s Investors Service, Inc. and S&P Global Ratings. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be decreased, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. KCP&L’s credit ratings could decrease as a result of events directly affecting Evergy and its subsidiaries (other than KCP&L and its subsidiaries), even though Evergy is not guaranteeing the Bonds and is not generally obligated to provide credit support to us. Holders of Bonds will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any decrease, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of debt securities issued by us, including the Bonds.

KCP&L’s credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Bonds. These credit ratings may not reflect the potential impact of risks relating to the terms or market for the Bonds. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each rating agency’s rating should be evaluated independently of any other rating agency’s rating.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated expenses of this offering, are expected to be approximately $393.5 million. We intend to use the net proceeds from this offering to repay at maturity $400 million aggregate principal amount of our outstanding 7.15% Mortgage Bonds, Series 2009A due 2019.

DESCRIPTION OF THE BONDS

The following description of the particular terms of the Bonds supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Bonds set forth in the accompanying prospectus under “Description of General Mortgage Bonds,” to which reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying prospectus or in the Mortgage Indenture referred to therein.

The following description, together with the “Description of General Mortgage Bonds” in the accompanying prospectus, is a summary of the material provisions of the Bonds and the Mortgage Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Bonds and the Mortgage Indenture, including the definition of certain terms used in the Mortgage Indenture. We urge you to read the Mortgage Indenture because it, and not this description, defines your rights as a holder of the Bonds.

General

The Bonds constitute a single series of general mortgage bonds to be issued under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, as supplemented from time to time, including by the Seventeenth Supplemental Indenture, to be dated as of March 27, 2019, establishing the terms of the Bonds, each executed by the Company to UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee. We refer in this prospectus supplement to such general mortgage bonds as the “general mortgage bonds,” to such General Mortgage Indenture and Deed of Trust, as supplemented, as the “Mortgage Indenture” and to UMB Bank, N.A. as the “Mortgage Trustee.” The Bonds will initially be limited to $400,000,000 aggregate principal amount and will mature on April 1, 2049.

The Bonds will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019, to the persons in whose names the Bonds are registered at the close of business on the record date for the interest payment date, which will be (i) the close of business on the Business Day immediately preceding such interest payment date so long as all of the Bonds remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if any of the Bonds do not remain in book-entry only form, whether or not such day is a Business Day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the Bonds is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay).

As used in this section, “Business Day” means, with respect to the Bonds, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

The Bonds will be issued only in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

We will initially offer $400,000,000 aggregate principal amount of the Bonds. Subject to the limits contained in the Mortgage Indenture that are described under “— Basis for Issuance of the Bonds” and the limits described under “— Ranking and Security” in this prospectus supplement, we may, at any time, without consent of the holders of the Bonds, issue additional general mortgage bonds under the Mortgage Indenture ranking equally and ratably with, and having the same interest rate, maturity and other terms (except for the price to public, the issue date and the first interest payment date, as applicable), as the Bonds being offered hereby. Any such additional general mortgage bonds, together with the Bonds offered hereby, will constitute a single series of general mortgage bonds under the Mortgage Indenture; provided that if any such additional general mortgage bonds are not fungible for U.S. federal income tax purposes with the Bonds offered hereby, such additional general mortgage bonds will be issued under a separate CUSIP number.

Basis for Issuance of the Bonds

We will issue the Bonds under the Mortgage Indenture based upon retirement of previously issued general mortgage bonds. As of December 31, 2018, and after taking into account the Collateralization, we could issue under the Mortgage Indenture:

•	based upon the value of unbonded bondable property, up to approximately $4.8 billion of additional general mortgage bonds; and

•	based upon retirements of previously issued general mortgage bonds, up to $400.0 million of additional general mortgage bonds (none remaining after giving effect to this offering).

For more information, see “Description of General Mortgage Bonds — Security and Priority — Issuance of Additional Mortgage Bonds” in the accompanying prospectus.

Ranking and Security

The Bonds will be secured by the lien of the Mortgage Indenture and will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. For more information, see “Description of General Mortgage Bonds — Security and Priority” in the accompanying prospectus and “Prospectus Supplement Summary — Recent Developments” in this prospectus supplement. As of the date of this prospectus supplement, without giving effect to the Bonds offered hereby, or the intended use of proceeds thereof, we had approximately $2.4 billion aggregate principal amount of general mortgage bonds outstanding (including the Collateralized Notes).

Optional Redemption

We will have the right to redeem the Bonds at any time prior to October 1, 2048 (the date that is six months prior to the maturity date of the Bonds (the “Par Call Date”)), in whole or from time to time in part, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Bonds being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date. Notwithstanding the foregoing, installments of interest on Bonds that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Bonds and the Mortgage Indenture.

We will have the right to redeem the Bonds, at any time on or after the Par Call Date, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds to be redeemed (assuming, for this purpose, that the Bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations;

•	if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or

•	if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means:

•

BNP Paribas Securities Corp. or its affiliates and successors, unless it ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case we will substitute therefor another Primary Treasury Dealer;

•	a Primary Treasury Dealer selected by each of BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc.; and

•	one other Primary Treasury Dealer that we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 10 days but not more than 40 days before the redemption date to each holder of the Bonds to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions thereof called for redemption. If less than all of the Bonds are to be redeemed, the particular Bonds or portions of such Bonds to be redeemed will be selected by DTC in such manner as it shall determine.

Notwithstanding the foregoing, if at the time of mailing any notice of redemption, we have not irrevocably directed the Mortgage Trustee to apply funds to redeem all the Bonds called for redemption, such notice of redemption at our option may state that such redemption is subject to the receipt by the Mortgage Trustee on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such Bonds and that such notice will be of no effect unless moneys are so received before the date fixed for redemption.

Sinking Fund

The Bonds will not be entitled to the benefit of any sinking fund, or to a special redemption by operation of a sinking fund.

No Guarantees

The Bonds are not guaranteed by our parent company, Evergy, or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to KCP&L for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture or complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

Concerning the Mortgage Trustee

We and our affiliates maintain corporate trust and other banking relationships with UMB Bank, N.A. and its affiliates. In addition, UMB Financial Services, Inc., one of the underwriters for this offering, is an affiliate of the Mortgage Trustee.

Book-Entry System

Upon issuance, the Bonds will be represented by one or more global securities deposited with, or on behalf of, DTC, as depositary. The global securities representing the Bonds will be registered in the name of the depositary or its nominee. Except under the circumstances described in the accompanying prospectus under “Book-Entry System,” the Bonds will not be issuable in definitive form. So long as the Bonds are represented by one or more global securities, the depositary or its nominee will be considered the sole owner or holder of such Bonds for all purposes under the Mortgage Indenture, and the beneficial owners of such Bonds will be entitled only to those rights and benefits afforded to them in accordance with the depositary’s regular operating procedures. The depositary has confirmed to us, the underwriters and the Mortgage Trustee that it intends to follow such procedures with respect to the Bonds. A further description of the depositary’s procedures with respect to global securities is set forth in the accompanying prospectus under “Book-Entry System.”

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream Banking, S.A. (“Clearstream”) participants and/or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Bonds received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Bonds settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Bonds by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Bonds. Because this section is a summary, it does not address all aspects of taxation that may be relevant to a particular holder of the Bonds in light of the holder’s personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	insurance companies;

•	persons that hold the Bonds as part of a “straddle,” a “hedge” or a “conversion transaction”;

•	persons liable for alternative minimum tax;

•	certain former U.S. citizens or long-term residents or expatriates;

•	retirement plans;

•	any U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar or that holds Bonds through a non-U.S. broker or other non-U.S. intermediary;

•	a person required for U.S. federal income tax purposes to conform the timing of accruals with respect to the Bonds to its financial statements; and

•	partnerships (or other pass-through entities or arrangements) or investors in such partnerships (or other pass-through entities or arrangements).

This summary assumes that the Bonds are held as capital assets for U.S. federal income tax purposes, which generally means property held for investment. In addition, except where otherwise provided, this discussion is limited to the U.S. federal income tax consequences to initial investors that purchase the Bonds for cash, at their original issue price, and does not discuss the tax consequences for subsequent purchasers of the Bonds. It does not consider any tax consequences arising out of U.S. federal gift, generation-skipping and estate tax law or under the tax laws of any foreign, state, local or other jurisdiction.

If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of Bonds, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that is considering purchasing Bonds (or a partner in such partnership), you should consult with your tax advisor.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Bonds.

We urge you to consult your own tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Bonds and the application of the U.S. federal income tax laws to your particular situation.

U.S. Holders

A “U.S. holder” is a beneficial owner of Bonds that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its sources; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Interest

If the Bonds are issued at a discount from their stated redemption price at maturity, it is expected, and this discussion assumes, that any such discount will be less than the statutorily defined de minimis amount. Accordingly, stated interest on the Bonds generally will be taxable to a U.S. holder as ordinary interest income at the time such interest is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Bonds

A U.S. holder will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Bond. The amount of the U.S. holder’s gain or loss will equal the difference between the amount the U.S. holder receives for the Bond (except to the extent such amount represents accrued but unpaid interest, which will be treated as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in gross income) minus the U.S. holder’s adjusted tax basis in the Bond. The U.S. holder’s adjusted tax basis in a Bond generally will be the price the U.S. holder paid for the Bond. Any such gain or loss on a taxable disposition of a Bond, as described above, will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such Bond for more than one year at the time of disposition. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses against ordinary income is subject to limitations.

Net Investment Income Tax

Certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally will include interest and gain on a sale in respect of the Bonds, subject to certain exceptions. Each U.S. holder is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in the Bonds.

Information Reporting and Backup Withholding

Payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the Bonds generally will be subject to information reporting unless the U.S. holder is an exempt recipient, such as a corporation, and, if required, demonstrates its status as an exempt recipient. In addition, such payments generally will be subject to U.S. federal backup withholding tax, currently at a rate of 24%, unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

A “Non-U.S. holder” is a beneficial owner of Bonds that is neither a partnership nor other pass-through entity or arrangement that is treated as a partnership for U.S. federal income tax purposes (which, as indicated above, we do not address herein) or a U.S. holder.

Payments on the Bonds

Subject to the discussions below concerning backup withholding and FATCA (as defined below) withholding, payments of interest on a Bond to any Non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that the interest is not effectively connected with a U.S. trade or business conducted by the Non-U.S. holder and:

the holder is not (and, if so requested by the paying agent, certifies that it is not):

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest on an extension of credit made pursuant to a loan agreement with us entered into in the ordinary course of its trade or business; and

we, or our paying agent, receive:

•

from the Non-U.S. holder, a properly completed IRS Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form), signed under penalties of perjury, which provides the Non-U.S. holder’s name and address and certifies that the Non-U.S. holder of the Bond is a Non-U.S. holder; or

•

from a securities clearing organization, bank or other financial institution that holds the Bonds in the ordinary course of its trade or business (a “financial institution”) on behalf of the Non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form) is furnished to the payor.

Special rules may apply to holders who hold Bonds through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

If interest on a Bond is effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States and, if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States, then such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate Non-U.S. holders, may also be subject to a branch profits tax at 30% or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. federal withholding tax so long as the holder provides us or the paying agent with a properly completed IRS Form W-8ECI.

A Non-U.S. holder that does not qualify for an exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower, including a 0%, applicable treaty rate if the Non-U.S. holder qualifies for such applicable treaty benefit and certifies such qualification via a Form W-8BEN or W-8BEN-E) on payments of interest on the Bonds. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Bonds if we determine that we must so withhold in respect of the amounts described above.

Non-U.S. holders may be required to periodically update their IRS forms.

Non-U.S. holders should consult their tax advisors concerning certification requirements and about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange or Other Taxable Disposition of Bonds

Subject to the discussions of backup withholding below, any gain realized by a Non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of a Bond generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States; or

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. holder is a corporation, such Non-U.S. holder may also be subject to the branch profits tax described above. If the second bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the Bonds) exceed capital losses allocable to U.S. sources.

Gain realized on a disposition of a Bond will not include amounts that represent accrued but unpaid interest, which will be treated as described under “—Payments on the Bonds.”

Information Reporting and Backup Withholding

Payments of interest to a Non-U.S. holder generally will be reported to the IRS and to the Non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest on a Bond and the payment of proceeds from the sale of a Bond, provided that the Non-U.S. holder (a) certifies its nonresident status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the Non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a U.S. federal withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Bonds. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Bond is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Bonds if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective purchasers of the Bonds should consult their own tax advisors regarding the application of FATCA to the purchase, ownership and disposition of Bonds in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement between us and the underwriters named below, for whom BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Bonds that appears opposite its name in the table below:

Underwriter	Principal Amount of Bonds
BNP Paribas Securities Corp.	$90,000,000
BNY Mellon Capital Markets, LLC	90,000,000
PNC Capital Markets LLC	90,000,000
SunTrust Robinson Humphrey, Inc.	90,000,000
UMB Financial Services, Inc.	16,000,000
MFR Securities, Inc.	12,000,000
The Williams Capital Group, L.P.	12,000,000

Total	$400,000,000

The underwriters are offering the Bonds subject to their acceptance of the Bonds from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Bonds offered hereby are subject to certain conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the Bonds, if any are purchased.

The Bonds sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover page of this prospectus supplement and may be offered to certain dealers at this price less a concession not in excess of 0.500% of the aggregate principal amount of the Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.250% of the aggregate principal amount of the Bonds to certain other dealers. If the Bonds are not sold at the initial price to the public, the underwriters may change the price to the public and the other selling terms. The underwriters may offer and sell Bonds through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Bonds:

Paid by Us
Per Bond	0.875%
Total	$3,500,000

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $800,000.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Bonds are a new issue of securities with no established trading market. We do not intend to list the Bonds on any securities exchange or seek their quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the Bonds at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Bonds, that you will be able to sell your Bonds at a particular time or that the price you receive when you sell will be favorable.

In connection with the offering of the Bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may overallot in connection with the offering of the Bonds, creating syndicate short positions. In addition, the underwriters may bid for and purchase Bonds in the open market to cover syndicate short positions or to stabilize the price of the Bonds. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Bonds in this offering if the syndicate repurchases previously distributed Bonds in syndicate covering transactions, stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Affiliates of certain of the underwriters are lenders under a master revolving credit agreement entered into with Evergy, KCP&L and two other subsidiaries of Evergy. In connection with these arrangements, affiliates of certain of the underwriters act as lenders. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

T+7 Settlement Cycle

Delivery of the Bonds is expected to be made against payment therefor on or about the settlement date set forth on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds on the date of this prospectus supplement or the next four succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds on the date of this prospectus supplement or on the next four succeeding business days should consult their advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The Bonds may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Bonds may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Taiwan

The Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

Notice to Prospective Investors in Switzerland

The Bonds may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. Accordingly, this prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Each underwriter has represented and agreed not to publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement or any other offering or marketing material relating to the Bonds.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the Bonds have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Bonds will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Bonds has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Bonds.

Notice to Prospective Investors in the United Arab Emirates

The offering of the Bonds has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the Bonds may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors: (a) who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons); (b) upon their request and confirmation that they understand that the Bonds have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and (c) upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Bonds will be passed upon for us by Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company and Hunton Andrews Kurth LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. From time to time, Pillsbury Winthrop Shaw Pittman LLP acts as counsel for us and our affiliates for various matters.

At March 1, 2019, Ms. Humphrey owned beneficially a number of shares of common stock of Evergy, Inc., including equity awards that may be paid in shares of common stock at a later date, which represented less than 0.1% of the total outstanding common stock of Evergy, Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2018 of Kansas City Power & Light Company have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

KANSAS CITY POWER & LIGHT COMPANY

Notes

General Mortgage Bonds

These securities are not obligations of, nor guaranteed by, Evergy, Inc., our corporate parent.

Kansas City Power & Light Company (“KCP&L”) may offer and sell, from time to time, notes and general mortgage bonds in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offerings and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements before you invest in these securities.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. We will set forth in the related prospectus supplement the specific terms of the plan of distribution, including the name of the underwriters, dealers or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, including information about us. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Therefore, for a complete understanding of our securities being offered, we urge you to read carefully the registration statement (including the exhibits thereto), this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under “Where You Can Find More Information”, before deciding whether to invest in any of our securities being offered.

This prospectus, any prospectus supplement and any free writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters of any offering of securities will authorize anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As described in more detail below under “Where You Can Find More Information,” we , Evergy, Inc. (“Evergy”), our parent company, and a wholly-owned subsidiary of Evergy, separately filed the combined Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018. However, only the information related to KCP&L and its consolidated subsidiaries is incorporated by reference in this prospectus. You should not rely on any information relating solely to Evergy or its subsidiaries (other than KCP&L and its consolidated subsidiaries and the information provided separately by KCP&L or its consolidated subsidiaries of KCP&L) in determining whether to invest in any securities offered hereby. The securities are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the securities or any other amount that may be required to be paid under any indenture, preventing or curing an event of default under the terms of any indenture, complying with any other obligation under any indenture or the securities or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Kansas City Power & Light,” “KCP&L,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Kansas City Power & Light Company and not any of its subsidiaries, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING

CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts. In some cases, you can identify forward-looking statements by use of the words “may,” “should,” “expect,” “plan,” “anticipate,” “estimate,” “predict,” “potential,” or “continue.” Forward-looking statements include, but are not limited to, statements regarding the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. These forward-looking statements are based on assumptions, expectations, and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in this prospectus, in any prospectus supplement, and in our other filings with the SEC. These risks and uncertainties could cause actual results, developments and business decisions to differ materially from those contemplated or implied by forward-looking statements. Consequently, you should recognize these statements for what they are and we caution you not to rely upon them as facts. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We disclaim any duty to update the forward-looking statements, which apply only as of the date of this prospectus. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the following:

•	future economic conditions in regional, national and international markets and their effects on sales, prices and costs;

•	prices and availability of electricity in regional and national wholesale markets;

•	market perception of the energy industry and KCP&L;

•	changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services;

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effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry;

•	decisions of regulators regarding rates that KCP&L can charge for electricity;

•	adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality;

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financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs;

•	impairments of long-lived assets or goodwill;

•	credit ratings;

•	inflation rates;

•	effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments;

•	impact of terrorist acts, including, but not limited to, cyber terrorism;

•	ability to carry out marketing and sales plans;

•	weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs;

•	cost, availability, quality and deliverability of fuel;

•	the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results;

•	ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages;

•	delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects;

•	the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks;

•	workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and

•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in our other SEC filings. Additional risks and uncertainties are discussed from time to time in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed by KCP&L with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. KCP&L undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

KANSAS CITY POWER & LIGHT COMPANY

KCP&L, a Missouri corporation incorporated in 1922 and headquartered in Kansas City, Missouri, is an integrated, regulated electric utility that engages in the generation, transmission, distribution and sale of electricity. As of December 31, 2017, we served approximately 542,500 customers located in western Missouri and eastern Kansas. Our customers included approximately 479,300 residences, 61,200 commercial firms, and 2,000 industrials, municipalities and other electric utilities as of December 31, 2017. Our retail revenues averaged approximately 92% of our total operating revenues over the last three years. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of our revenues. We are significantly impacted by seasonality with approximately one-third of our retail revenues recorded in the third quarter. Missouri and Kansas jurisdictional retail revenues averaged approximately 57% and 43%, respectively, of total retail revenues over the last three years. We have one active wholly-owned subsidiary, Kansas City Power & Light Receivables Company.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, which are incorporated by reference into this prospectus; and

•	documents that we file with the SEC after the date of this prospectus and are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the issuance of any of the offered securities for general corporate purposes, including, among others:

•	repayment of debt;

•	repurchase, retirement or refinancing of other securities;

•	funding of construction expenditures; and

•	acquisitions.

Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other short-term interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF NOTES

General

The notes will represent unsecured obligations of the Company. We will issue each series of notes under the Indenture, dated as of May 1, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this Indenture in this prospectus as the “Indenture” and to The Bank of New York Mellon Trust Company, N.A. as the “trustee.” If at any time there is more than one trustee under the Indenture, the term “trustee” as used in this section with respect to the notes of any series means the trustee with respect to the notes of that series.

We have summarized selected provisions of the Indenture below. However, the following statements are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Indenture, which is incorporated by reference herein. Certain of the terms used below are used herein with the meanings ascribed to such terms by the Indenture. You should carefully read the summary below and the provisions of the Indenture that may be important to you before investing. The Indenture, and not the description contained herein, defines the rights of the holders of the notes. Copies of the Indenture will be available at the offices of the trustee at 601 Travis Street, 16th Floor, Houston, Texas 77002.

The following sets forth certain general terms and provisions of the notes. The particular terms of the series of notes offered by any prospectus supplement will be described in that prospectus supplement. The Indenture provides that the notes may be issued in one or more series, may be issued at various times, may have differing maturity dates, may bear interest at differing rates and may have other differing terms and conditions, as described below. We need not issue all notes of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holder of the notes of that series for issuances of additional notes. One or more series of the notes may be issued with the same or various maturities at par, above par or at a discount. Notes bearing no interest or interest at a rate which, at the time of issuance, is below the market rate (“Original Issue Discount Securities”) will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating to those securities. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, that we or our subsidiaries may incur. There is no limitation of the amount of debt we may issue under the Indenture. The Indenture also permits us to merge or consolidate or to transfer or lease our assets, subject to certain conditions (see “—Consolidation, Merger and Sale or Disposition of Assets” below).

Ranking

Each series of notes will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of June 30, 2018, our aggregate outstanding debt that would have ranked equally with the notes was approximately $2,392.3 million.

Unless otherwise provided in a prospectus supplement, the notes will effectively rank junior to our mortgage bonds which were issued under our Mortgage Indenture (as defined below). The Mortgage Indenture constitutes a mortgage lien upon substantially all of our fixed property and franchises, except property that has been, or may in the future be, released from the lien of the Mortgage Indenture. At June 30, 2018, there was approximately $479.5 million aggregate principal amount of mortgage bonds outstanding, which amount does not include certain tax-exempt bonds secured by our mortgage bonds issued under the Mortgage Indenture that we repurchased in September 2015 and are currently held by us (the “Company-Held Tax-Exempt Bonds”). We have agreed with the issuer of certain bond insurance policies that insure the Company-Held Tax-Exempt Bonds to not issue additional mortgage bonds under the Mortgage Indenture without the insurer’s consent if, after giving effect to the issuance of such additional mortgage bonds, the proportion of mortgage bonds to total indebtedness exceeded 75%. Additionally, if the long-term rating for such additional mortgage bonds by S&P Global Ratings or Moody’s Investors Service, Inc. would be at or below A- or A3, respectively, such agreements would prohibit us from issuing additional mortgage bonds if, after giving effect to such additional mortgage bonds, the proportion of mortgage bonds to total indebtedness exceeded 50%. At June 30, 2018, the proportion of mortgage bonds to total indebtedness was approximately 17%.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of notes will specify, among other things:

•	the title and any limitation on aggregate principal amount of the notes;

•	the original issue date of the notes;

•	the date or dates on which the principal of any of the notes is payable;

•	the fixed or variable interest rate or rates, or method of calculation of such rate or rates, for the notes, and the date from which interest will accrue;

•	the terms, if any, regarding the optional or mandatory redemption of any notes, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•	whether the notes are to be issued in whole or in part in the form of one of more global securities and, if so, the identity of the depositary for such global security or global securities;

•	the denominations in which such notes will be issuable;

•	the maximum annual interest rate, if any, of the notes;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any notes may be repaid, in whole or in part, at the option of the holder thereof;

•	the place or places where the principal of, and premium, if any, and interest on, the notes shall be payable;

•	any addition, deletion or modification to the events of default applicable to that series of notes and the covenants for the benefit of the holders of that series;

•

our obligation, if any, to redeem, purchase, or repay the notes, including, but not limited to, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the notes shall be redeemed, purchased, or repaid pursuant to such obligation;

•	any remarketing features of the notes;

•	any collateral, security, assurance, or guarantee for the note;

•	if other than the principal amount thereof, the portion of the principal amount of the notes payable upon declaration of acceleration of the maturity of the notes;

•	the securities exchange(s), if any, on which the notes will be listed;

•	any interest deferral or extension provisions;

•	the terms of any warrants we may issue to purchase notes;

•	the right, if any, for us to extend the interest payment periods of the notes, including the maximum duration of any extension and additional interest payable upon exercise of such right; and

•	any other terms of the notes not inconsistent with the provisions of the Indenture.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of any notes and will not be considered the registered holders thereof under the Indenture.

Notes of any series will be exchangeable for other notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, notes may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the Indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the Indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

Payment and Paying Agents

Principal of, and premium, if any, and interest on, notes issued in the form of global securities will be paid in the manner described under “Book-Entry System” or as otherwise set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on notes of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the notes of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the notes of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such notes maintained by the trustee.

All monies we pay to the trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any note which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such note thereafter may look only to us for payment thereof. However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

Redemption

Any terms for the optional or mandatory redemption of the notes will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, notes will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the notes of a series are to be redeemed, the particular notes to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such notes.

Consolidation, Merger and Sale or Disposition of Assets

We may not, without the consent of the holders of any notes, consolidate with or merge into any other corporation or sell, transfer, lease or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

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the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer, lease or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

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the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer, lease or other disposition assumes by supplemental indenture, in a form reasonably satisfactory to the trustee, the due and punctual payment of the principal of and premium and interest, if any, on all the notes outstanding under the Indenture and the performance of every covenant of the Indenture to be performed or observed by us;

•

we have delivered to the trustees for such notes an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the Indenture and the applicable conditions precedent; and

•

immediately after giving effect to the transaction, no Event of Default (see “—Events of Default”) or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such consolidation, merger, sale, transfer, lease or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to whom such sale, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the Indenture.

Modification

Without the consent of any holder of notes, the trustee for such notes and we may enter into one or more supplemental indentures for any of the following purposes:

•

to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of notes of any series in any material respect;

•

to change or eliminate any provision of the Indenture, provided that any such change or elimination will become effective with respect to such series only when there is no note of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to notes of such series issued after the effective date of such change or elimination;

•	to establish the form or terms of notes of any series as permitted by the Indenture;

•	to evidence the succession of another corporation to us, and the assumption of our covenants in the Indenture and the notes by any permitted successor;

•	to grant to or confer upon the trustee for any notes, for the benefit of the holders of such notes, any additional rights, remedies, powers or authority;

•	to permit the trustee for any notes to comply with any duties imposed upon it by law;

•

to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any notes, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the Indenture;

•

to add to our covenants for the benefit of the holders of all or any series of outstanding notes, to add to the security of all notes, to surrender any right or power conferred upon us by the Indenture or to add any additional events of default with respect to all or any series of outstanding notes; and

•	to make any other change that is not prejudicial to the holders of any notes.

Except as provided above, and except as otherwise provided in the applicable prospectus supplement, the consent of the holders of a majority in aggregate principal amount of the notes of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the notes; provided, however, that if less than all of the series of notes outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable notes of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding notes affected thereby:

•	change the maturity date of the principal of any note;

•	reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any note;

•	reduce the principal amount of, or premium payable on, any note;

•	change the coin or currency of any payment of principal of, or any premium or interest on, any note;

•	change the date on which any note may be redeemed;

•	adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any note; or

•	modify the foregoing requirements or reduce the percentage of outstanding notes necessary to modify or amend the Indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more series of notes, or which modifies the rights of the holders of notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Indenture of the holders of the notes of any other series.

Events of Default

Unless specifically deleted in a supplemental indenture or Board of Directors resolution under which a series of notes is issued, or modified in any such supplemental indenture or resolution, each of the following will constitute an event of default under the Indenture with respect to notes of any series:

•	failure to pay interest on the notes of such series within 30 days after the same becomes due and payable;

•	failure to pay principal of or premium, if any, on any note of such series, as the case may be, within one day after the same becomes due and payable;

•

failure to perform or breach of any of our other covenants or warranties in the Indenture (other than a covenant or warranty solely for the benefit of one or more series of notes other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable notes of such series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to notes of a particular series.

Additional events of default with respect to a particular series of notes may be specified in a supplemental indenture or resolution of the Board of Directors establishing that series.

No event of default with respect to the notes of a particular series necessarily constitutes an event of default with respect to the notes of any other series issued under the Indenture.

If an event of default with respect to any series of notes occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding notes of such series, by notice in writing, may declare the principal amount of and interest on all of the notes of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of notes under the Indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding notes of all such series, considered as one class, may make such declaration of acceleration and not the holders of the notes of any one of such series.

At any time after an acceleration with respect to the notes of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if:

•

we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all notes of such series, the principal of and premium, if any, on the notes of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such notes, interest upon overdue installments of interest at the rate or rates specified in such notes, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the Indenture; and

•

any other event or events of default with respect to the notes of such series, other than the nonpayment of the principal of and accrued interest on the notes of such series which has become due solely by such acceleration, have been cured or waived as provided in the Indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the Indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the notes of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of notes, the holders of a majority in aggregate principal amount of the outstanding notes of all those series, considered as one class, will have the right to make such direction, and not the holders of the notes of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the Indenture and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding notes of any series may waive any past default or event of default under the Indenture on behalf of all holders of notes of that series with respect to the notes of that series, except a default in the payment of principal of or any premium or interest on such notes. No holder of notes of any series may institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the notes of such series, the holders of a majority in aggregate principal amount of the outstanding notes of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered such reasonable indemnity as the trustee may require, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of notes of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those notes.

Notwithstanding the foregoing, each holder of notes of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of notes.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the notes of any series, is required to give the holders of the notes of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the notes of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustee for the notes each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the Indenture, determined without regard to any period of grace or requirement of notice under the Indenture.

Defeasance

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)

to defease and be discharged from any and all obligations in respect of the notes of any series then outstanding under the Indenture (except for certain obligations to register the transfer or exchange of the notes of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)

to be released from the obligations of the Indenture with respect to the notes of any series under any covenants applicable to the notes of such series which are subject to covenant defeasance as described in the Indenture, supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), the following conditions, among others, must be met:

•

we will be required to deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent accountants, certified to the trustee in writing), without reinvestment, to pay all the principal of, and premium, if any, and interest on, the notes of such series on the dates payments are due (which may include one or more redemption dates designated by us),

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture must have occurred and be continuing on the date of the deposit, and 91 days must have passed after the deposit has been made and, during that period, certain events of default must not have occurred and be continuing as of the end of that period,

•	the deposit must not cause the trustee to have any conflicting interest with respect to our other securities,

•

we must have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred, and

•	we must have delivered an officer’s certificate and an opinion of counsel to the trustee as provided in the Indenture.

We may exercise our defeasance option under paragraph (1) above with respect to notes of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2) above. If we exercise our defeasance option under paragraph (1) above for notes of any series, payment of the notes of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for notes of any series, payment of the notes of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under paragraph (2) above. In the event we fail to comply with our remaining obligations with respect to the notes of any series under the Indenture after exercising our covenant defeasance option and the notes of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the notes of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to notes of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of notes then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each note outstanding and the trustee, and appoint a successor trustee.

Concerning the Trustee

We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.

Governing Law

The Indenture is, and the related notes will be, governed by New York law.

DESCRIPTION OF GENERAL MORTGAGE BONDS

We will issue each series of general mortgage bonds under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, as supplemented from time to time, executed by the Company to UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee. We refer in this prospectus to the general mortgage bonds as the “mortgage bonds,” to the mortgage as the “Mortgage Indenture” and to UMB Bank, N.A. as the “Mortgage Trustee.”

We have summarized selected provisions of the Mortgage Indenture below. However, the following statements are an outline only, do not purport to be complete, and are qualified in their entirety by reference to the Mortgage Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Certain of the terms used below are used in this prospectus with the meanings ascribed to such terms by the Mortgage Indenture.

The following sets forth certain general terms and provisions of the mortgage bonds. The particular terms of the series of mortgage bonds offered by any prospectus supplement will be described in that prospectus supplement. Any terms of the mortgage bonds that are not summarized herein will be described in the applicable prospectus supplement.

Security and Priority

The Company’s principal plants and properties, insofar as they constitute real estate, are owned; certain other facilities of the Company are located on premises held by the Company under leases, permits or easements; and the Company’s electric transmission and distribution lines and systems (which constitute a substantial portion of the Company’s investment in physical property) are for the most part located over or under highways, streets, other public places or property owned by others for which permits, grants, easements, licenses or franchises (deemed satisfactory but without examination of underlying land titles) have been obtained.

The Mortgage Indenture constitutes a mortgage lien upon substantially all of the fixed property and franchises of the Company (except property that has been, or may in the future be, released from the lien of the Mortgage Indenture, as described below), consisting principally of electric generating plants, electric transmission and distribution lines and systems, and buildings, subject to encumbrances permitted under the Mortgage Indenture. (Mortgage Indenture Section 1.03(ff).) The Mortgage Indenture subjects to the lien thereof property, of the character initially mortgaged, which is acquired by the Company subsequent to December 1, 1986. Such after-acquired property may be subject to prior liens which secure debt outstanding at the time of such acquisition in an amount not in excess of 75% of the cost or fair value, whichever is less, of such after-acquired property at such time. (Mortgage Indenture Section 1.03(ff)(xv).)

The property excepted from the lien of the Mortgage Indenture consists principally of: cash and securities (unless deposited with the Mortgage Trustee); accounts receivable; contracts and operating agreements not pledged or required to be pledged with the Mortgage Trustee; equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or the operation of, any properties of, or for the benefit of, the Company, or held in advance of use thereof for maintenance or fixed capital purposes; electricity, gas, steam, water, ice and other materials, products or services for sale, distribution or use; vehicles; leasehold interests and leasehold improvements; minerals and mineral rights; nuclear fuel, cores and materials; communications equipment, computers and office furniture; and other real and personal property which is not an integral part of the electric and any steam generating, transmission and distribution operations of the Company. (Mortgage Indenture Section 1.03(s).)

The mortgage bonds will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture.

The Mortgage Indenture provides that the Mortgage Trustee shall have a lien on the mortgaged property, prior to the mortgage bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Mortgage Indenture Section 14.09.)

Issuance of Additional Mortgage Bonds. The maximum principal amount of mortgage bonds which may be issued under the Mortgage Indenture is not limited. Mortgage bonds of any series may be issued from time to time in principal amounts:

•	not exceeding 75% of the amount of unbonded “bondable property;”

•

equal to the principal amount of mortgage bonds and “prior lien bonds” which have been retired or purchased or acquired by the Company since the date of the Mortgage Indenture or are then being retired or purchased or acquired by the Company, and which have not theretofore been bonded; or

•	equal to the amount of cash deposited with the Mortgage Trustee for such purpose.

(Mortgage Indenture Articles III, IV, V and VI.)

“Bondable property” includes: the Company’s electric and any steam generating, transmission and distribution properties; construction work in progress; property in the process of purchase to which the Company has legal title; fractional and undivided interests of the Company in certain property owned jointly or in common with other persons; engineering, financial, economic, environmental, geological and legal or other surveys, data processing equipment and software associated with the acquisition or construction of property; paving, grading and other improvements to property owned by others but used by the Company; and certain property owned by the Company located on property owned by others, including governments. (Mortgage Indenture Section 1.03(h).)

“Prior lien bonds” means any indebtedness secured by liens either (i) existing both at and immediately prior to the acquisition of the property by the Company, or (ii) created as purchase money mortgages at the time the Company acquires the property, and in each case ranking prior to, or on a parity with, the lien of the Mortgage Indenture. (Mortgage Indenture Sections 1.03(hh) and 1.03(ii).)

The amount of bondable property is the lesser of its cost or fair value determined in accordance with generally accepted accounting principles in effect at December 1, 1986 or, at the option of the Company, at the date of their determination, minus 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on bondable property owned by the Company at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by the Company after such date. (Mortgage Indenture Section 1.03(h).) In determining generally accepted accounting principles, the Company may conform to accounting orders from any governmental regulatory commission. (Mortgage Indenture Section 1.03(u).)

Withdrawal of Certain Cash

Cash deposited with the Mortgage Trustee as a basis for the issue of additional mortgage bonds may be withdrawn by the Company in the amount of 75% of the lesser of the cost or fair value of unbonded bondable property that is bonded, after deducting 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on such bondable property owned by the Company at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by the Company after such date.

Any other cash deposited with the Mortgage Trustee may be withdrawn by the Company in the amount of:

•	100% of the lesser of the cost or fair value of unbonded bondable property that is bonded, after deducting 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on such bondable property owned by the Company at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by the Company after such date; or

•

the principal amount of mortgage bonds and prior lien bonds which have been retired or purchased or acquired by the Company since the date of the Mortgage Indenture or are then being retired or purchased or acquired by the Company, and which have not theretofore been bonded.

(Mortgage Indenture Article XI.)

Release and Substitution of Property

Mortgaged property may be released from the lien of the Mortgage Indenture:

•

if after such release the fair value of the remaining mortgaged property equals or exceeds a sum equal to 133 1/3% of the aggregate principal amount of outstanding mortgage bonds and prior lien bonds outstanding; or

•

if, with some limitations, the fair value of the mortgaged property to be released is less than 1/2 of 1% of the aggregate principal amount of mortgage bonds and prior lien bonds outstanding, provided that the aggregate fair value of mortgaged property released in this manner in any period of 12 consecutive calendar months shall not exceed 1% of the aggregate principal amount of the outstanding mortgage bonds and prior lien bonds outstanding; or

•

on the basis of (a) the deposit of cash, governmental obligations or purchase money obligations, (b) bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release, or (c) a waiver of the right to issue mortgage bonds on the basis of mortgage bonds or prior lien bonds which have been retired or purchased or acquired by the Company after December 1, 1986, and have not theretofore been bonded.

(Mortgage Indenture Article X.)

Events of Default

The Mortgage Indenture provides generally that a default occurs upon:

•	failure for 90 days to pay interest when due on any mortgage bonds;

•

failure to pay when due the principal of, and premium, if any, on any mortgage bonds issued under the Mortgage Indenture or the principal of, or premium, if any, or interest on, any outstanding prior lien bonds, beyond any specified grace period;

•

failure to perform or observe for 90 days after notice of such failure any other of the covenants or conditions of the Company in the Mortgage Indenture, any applicable supplemental indenture, or any of the mortgage bonds issued under the Mortgage Indenture or any applicable supplemental indenture; and

•	the occurrence of insolvency, bankruptcy, receivership or similar events.

In case of default, the Mortgage Trustee or the holders of a majority in principal amount of the outstanding mortgage bonds may declare the principal of and interest on all mortgage bonds to be immediately due and payable, but the holders of a majority in principal amount of the outstanding mortgage bonds may rescind such declaration if such default has been cured. (Mortgage Indenture Sections 12.02 and 12.04.)

The Company is required to file with the Mortgage Trustee such information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC. (Mortgage Indenture Section 17.02.) The Company is not required to furnish any statement as to the absence of any default.

Modification of the Mortgage Indenture

In general, modifications or alterations of the Mortgage Indenture and any applicable supplemental indenture and of the rights or obligations of the Company and of the bondholders, as well as waivers of compliance with the Mortgage Indenture (including any applicable supplemental indenture) may be made, with the consent of the holders of a majority in principal amount of the outstanding mortgage bonds affected by the proposed action, if approved by the Company. Provisions relating to such modifications or alterations and waivers of compliance are subject to certain restrictions designed to safeguard the positions of the bondholders and the Mortgage Trustee with respect to certain matters of basic importance, including payment of principal of and interest and premium (if any) on mortgage bonds and creation of liens ranking prior to or on a parity with the lien of the Mortgage Indenture as to any mortgaged property. (Mortgage Indenture Section 12.24 and Article XV.)

Concerning the Mortgage Trustee

We and our affiliates maintain corporate trust and other banking relationships with UMB Bank, N.A. and its affiliates.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of notes or general mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons. The global securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s or such successor’s procedures, as the case may be.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing

Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on any of the aforementioned securities represented by global securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depository is not obtained, securities certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through dealers or agents to the public or to institutional investors. The prospectus supplement with respect to each series of securities will set forth the specific terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities being offered, if any are purchased.

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Legal matters with respect to the securities offered under this prospectus will be passed upon for us by Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company and Hunton Andrews Kurth LLP. Pillsbury Winthrop Shaw Pittman LLP will pass on certain matters for the underwriters, dealers, purchasers, or agents. From time to time, Pillsbury Winthrop Shaw Pittman LLP acts as counsel for us and our affiliates for various matters. As of the date of this prospectus, Ms. Humphrey owned beneficially a number of shares of common stock of Evergy, Inc., including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on Evergy, Inc.’s performance, which represented less than 0.1% of the total outstanding common stock of Evergy, Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Kansas City Power & Light Company, and the effectiveness of Kansas City Power & Light Company and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities described in this prospectus is completed (except to the extent that any information contained in such filings is deemed “furnished” and not “filed” pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 21, 2018(1);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 2, 2018 and August 8, 2018, respectively; and

•	Our Current Reports on Form 8-K, as filed with the SEC on January 12, 2018, February 20, 2018, March 1, 2018, March 8, 2018, May 25, 2018, June 4, 2018 and September 18, 2018.

We and our parent company, Evergy and a wholly-owned subsidiary of Evergy, separately filed the combined Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018. However, the information contained in the combined report relating solely to our parent and its subsidiaries (other than KCP&L and its consolidated subsidiaries), including KCP&L Greater Missouri Operations Company, was separately filed by Evergy, Inc. on its behalf, and the information contained in the combined report relating solely to KCP&L and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference into this prospectus the information relating to Evergy and its subsidiaries (other than KCP&L and its consolidated subsidiaries or the information provided separately by KCP&L or its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than KCP&L and its consolidated subsidiaries) contained in such combined reports. The only information you should rely upon in determining whether to invest in the securities offered hereby is the information of KCP&L and its consolidated subsidiaries contained in this prospectus and any prospectus supplement, the information separately provided by KCP&L and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of securities described in this prospectus.

Our website is www.kcpl.com. Information contained on our website is not incorporated herein. We make available, free of charge, on or through the Investor Relations tab on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a

(1)

KCP&L retrospectively adopted Accounting Standards Update (ASU) 2017-07, Compensation—Retirement Benefits, effective on January 1, 2018, which requires issuers to separate the service cost component from the other components of net periodic benefit cost. In 2017, 2016 and 2015, the adjustment for the other components of net periodic benefit costs from operating expenses to other income (expense) would be $42.5 million, $37.2 million and $35.7 million, respectively, with no impact to net income during these periods. Periods presented in KCP&L’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 have not been adjusted to reflect the effect of this retrospective change.

free copy of our filings with the SEC by writing or telephoning us at the following address: Kansas City Power & Light Company, 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: 816-556-2200), Attention: Corporate Secretary, or by contacting us on our website.

$400,000,000

Kansas City Power & Light Company

4.125% Mortgage Bonds, Series 2019 due 2049

PROSPECTUS SUPPLEMENT

March 18, 2019

Joint Book-Running Managers

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC	SunTrust Robinson Humphrey

Co-Managers

UMB Financial Services, Inc.

MFR Securities, Inc.	The Williams Capital Group, L.P.